UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 26, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 26, 2009, our Human Resources and Compensation Committee approved a performance share award program under our 2006 Equity Incentive Plan applicable to our named executives officers and other select leaders who are in a position to have a significant impact on the achievement of financial goals established by the Human Resources and Compensation Committee and who provide the long-term strategic leadership necessary to accomplish those goals. The performance share awards will replace the time-vested restricted stock award component of our executive compensation program. Shares may be earned (if at all) based upon the Company’s achievement relative to targets for cumulative growth in diluted earnings per share and cumulative growth in operating margin over a three year period from February 1, 2009 to January 31, 2012, with each measure weighted equally at 50%.

The Human Resources and Compensation Committee also adopted a form of performance share award agreement setting forth the terms and conditions of performance share awards to be made under the 2006 Equity Incentive Plan. This form of agreement is included as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: April 1, 2009	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President General Counsel and Secretary

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